Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (this “Agreement”), dated and effective as of July 12, 2023, is made by and between BIP Evergreen Venture Fund, a Delaware statutory trust (herein referred to as the “Fund”) and BIP Capital, LLC, a Delaware limited liability company (herein referred to as the “Adviser”).

1.              Appointment of Adviser.

(a)            The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment advisory services for the Fund and in connection therewith to, in accordance with the Fund’s investment objectives, policies and restrictions as in effect from time to time:

(1)           determining the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes in accordance with the Fund’s investment objective, policies and restrictions;

(2)           identifying investment opportunities and making investment decisions for the Fund, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on the Fund’s behalf;

(3)           monitoring the Fund’s investments;

(4)           performing due diligence on prospective portfolio companies;

(5)           exercising voting rights in respect of portfolio securities and other investments for the Fund;

(6)           serving on, and exercising observer rights for, boards of directors and similar committees of the Fund’s portfolio companies;

(7)           negotiating, obtaining and managing financing facilities and other forms of leverage; and

(8)           providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital, which may include, without limitation:

(A)          making, in consultation with the Fund’s board of trustees (the “Board of Trustees”), investment strategy decisions for the Fund;

(B)          reasonably assisting the Board of Trustees and the Fund’s other service providers with the valuation of the Fund’s assets;

(C)          directing investment professionals or non-investment professionals of the Adviser to provide managerial assistance to portfolio companies of the Fund as requested by the Fund, from time to time; and

(D)          exercising voting rights in respect of the Fund’s portfolio securities and other investments.

(b)           Subject to the supervision of the Board of Trustees, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments, the placing of orders for other purchase or sale transactions on behalf of the Fund and causing the Fund to pay investment-related expenses. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf. If it is necessary or appropriate for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”)).

2.              Expenses.

(a)            In connection herewith, the Adviser agrees to maintain a staff within its organization to furnish the above services to the Fund. The Adviser shall bear all expenses arising out of its duties hereunder, except as provided in this Section 2.

(b)           Except as specifically provided below and above in Section 1 hereof, the Fund anticipates that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. The Fund will reimburse the Adviser for all reasonable and direct expenses incurred in connection with (i) the organization of the Fund, the Adviser, and related entities and (ii) the preparation of all materials in connection with the private offering of the Shares (collectively, “Organization and Offering Expenses”); provided, that such Organizational and Offering Expenses payable by the Fund to the Investment Adviser shall not exceed $500,000. Organization and Offering Expenses shall include, but are not limited to, legal, tax, compliance, accounting, printing, mailing, travel, meals, due diligence costs, and other costs and expenses associated with organizing and marketing the Fund. All Shares will be responsible for the pro rata portion of Organization and Offering Expenses attributable to such Shares.

(c)            The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including:

(1)           all costs and expenses attributable to acquiring or originating, holding, and disposing of investments;

(2)           the actual costs incurred by the Adviser or third party engaged by the Adviser in connection with management and servicing of the Fund’s investments, as applicable, provided that the Fund’s responsibility for such costs shall be limited to an amount that is usual and customary for the provision of such services in the geographic area of the investment, as applicable;

(3)           legal, accounting, auditing, banking, consulting, and other fees and expenses, including reimbursement to the Adviser for the cost of specific services provided by the Adviser or its affiliates, which would otherwise be provided by third party experts such as tax and legal services;

(4)           all reasonable out-of-pocket fees and expenses incurred by the Fund, the Adviser, or their respective affiliates, partners, agents, officers, and employees relating to the investigation of investment, syndication, and investment repayment opportunities for the Fund, whether or not consummated, and the fees and expenses of due diligence associated therewith;

(5)           the fees payable to the Adviser, or any of their respective affiliates for services provided, including the base management fee;

(6)           any taxes, fees, and other governmental charges levied against the Fund; and

(7)           all other expenses incurred by the Adviser or any of its affiliates in connection with administering the Fund’s business, including expenses incurred by the Adviser, or any of its affiliates in performing administrative services for the Fund, the allocable portion of the compensation and overhead of administrative personnel of the Adviser or any of its affiliates or paid by the Adviser or any of its affiliates, and the cost of any third-party service providers, engaged to assist the Adviser or any of its affiliates with the provision of administrative services for the Fund or on the Fund’s behalf.

(d)           From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

(e)            Costs and expenses of the Adviser that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Adviser.

3.              Transactions with Affiliates. The Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Adviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Adviser) for the execution of trades for the Fund.

4.              Best Execution; Research Services.

(a)            The Adviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Adviser, implement the policy of the Fund to obtain the best results, taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund. It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended, the commissions paid may be higher than those which the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser. It is understood that the expenses of the Adviser will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Adviser by brokers who effect securities transactions for the Fund may be used by the Adviser in servicing other investment companies, entities or funds and accounts which it manages. Similarly, research services furnished to the Adviser by brokers who effect securities transactions for other investment companies, entities or funds and accounts which the Adviser manages may be used by the Adviser in servicing the Fund. It is understood that not all of these research services are used by the Adviser in managing any particular account, including the Fund.

(b)           The Adviser and its affiliates may aggregate purchase or sale orders for the assets with purchase or sale orders for the same security for other clients’ accounts of the Adviser or of its affiliates, the Adviser’s own accounts and hold proprietary positions in accordance with its current aggregation and allocation policy (collectively, the “Advisory Clients”), but only if (x) in the Adviser’s reasonable judgment such aggregation results in an overall economic or other benefit to the assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and (y) the Adviser’s actions with respect to aggregating orders for multiple Advisory Clients, as well as the Fund, are consistent with applicable law. However, the Adviser is under no obligation to aggregate any such orders under any circumstances.

5.              Remuneration.

(a)            The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(b)           Management Fee. The Management Fee shall be payable quarterly in arrears, at an annual rate of: (i) 1.75% if Fund’s total net asset balance is less than $500,000,000; and (ii) 1.50% if the Fund’s total net asset balance is equal to or greater than $500,000,000.

(c)            Incentive Fee.

(1)           The Incentive Fee shall be payable at the end of each calendar year, in arrears, in an amount equal to 20% of cumulative realized capital gains from the date of the Fund’s election to be regulated as a BDC to the end of each calendar year, less cumulative net realized capital losses and unrealized capital depreciation. The Fund shall accrue, but will not pay, the Incentive Fee with respect to unrealized appreciation.

(2)           In determining the Incentive Fee payable to the Adviser, the Fund shall calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Fund’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Fund’s portfolio. For purposes of this Section 5(c)(2), “cumulative aggregate realized capital gains,” if any, shall mean the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since the Fund’s inception. “Cumulative aggregate realized capital losses” shall mean the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Fund’s inception. “Aggregate unrealized capital depreciation” shall mean the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for the Fund’s calculation of the Incentive Fee shall be equal to the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Fund’s portfolio of investments.

6.              Representations and Warranties. The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

7.              Services Not Deemed Exclusive. The Fund and the Board of Trustees acknowledge and agree that:

(a)            the services provided hereunder by the Adviser are not to be deemed exclusive, and the Adviser and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other Advisory Clients or affiliates. The Fund agrees that the Adviser may give advice and take action with respect to any of its other Advisory Clients which may differ from advice given or the timing or nature of action taken with respect to any client or account so long as it is the Adviser’s policy, to the extent practicable, to allocate investment opportunities to the client or account on a fair and equitable basis relative to its other Advisory Clients. It is understood that the Adviser shall not have any obligation to recommend for purchase or sale any loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Adviser, such transaction or investment appears unsuitable, impractical or undesirable for the Fund. Nothing herein shall be construed as constituting the Adviser an agent of the Fund; and

(b)           the Adviser and its affiliates may face conflicts of interest as described in the Fund’s private placement memorandum and/or the Fund’s periodic filings with the SEC (as such disclosures may be updated from time to time) and such disclosures have been provided, and any updates will be provided, to the Board of Trustees in connection with its consideration of this Agreement and any future renewal of this Agreement.

8.              Limitation of Liability.

(a)            The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Indemnified Parties”) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that the Adviser shall not be protected against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Fund will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under this Agreement or otherwise as adviser for the Fund. The Indemnified Parties shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.

(b)           Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Party was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Party was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of trustees of the Fund who are neither “interested persons” of the Fund nor parties to the proceeding (“disinterested non-party trustees”) or (b) an independent legal counsel in a written opinion.

(c)            An Indemnified Party shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

9.              Duration and Termination.

(a)            This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund upon 60 days’ prior written notice to the Adviser: (A) upon the vote of a “majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act) or (B) by the vote of the Independent Directors; or (ii) by the Adviser upon not less than 60 days’ prior written notice to the Fund. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Sections 2 or 5 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b)           Once effective, this Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive one-year periods; provided that such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Independent Directors, in accordance with the requirements of the 1940 Act.

(c)            This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

10.           Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11.           Notices. Any notice hereunder shall be in writing and shall be delivered personally, by electronic mail, by overnight courier or by registered mail, return receipt requested, and sent to the appropriate address set forth below or to such other address as either party may give written notice of to the other. Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, or if by electronic mail, overnight courier or registered mail, on the date on which such communication is sent.

If to the Fund:

BIP Evergreen Venture Fund

c/o BIP Capital, LLC

3575 Piedmont Road NE

Building 15, Suite 730,

Atlanta, Georgia 30305

Attn: Mark Buffington

If to the Adviser:

BIP Capital, LLC

3575 Piedmont Road NE

Building 15, Suite 730,

Atlanta, Georgia 30305

Attn: Mark Buffington

12.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(Signature Page Follows.)

IN WITNESS WHEREOF, the parties have executed this Agreement by their representatives thereunto duly authorized, as of the day and year first above written.

Fund:

BIP EVERGREEN VENTURE FUND

By: /s/ Mark Buffinton
Name: Mark Buffington

Title: CEO and Chairman of the Board of Trustees

Adviser:

BIP CAPITAL, LLC

By: /s/ Mark Buffinton
Name: Mark Buffington

Title: Managing Partner